TWO Reports Third Quarter 2025 Financial Results
Strong Performance from Normalization of Implied Volatility and Spread Stability

NEW YORK, October 27, 2025 - TWO (Two Harbors Investment Corp., NYSE: TWO), an MSR-focused real estate investment trust (REIT), today announced its financial results for the quarter ended September 30, 2025.

Quarterly Summary
•Reported book value of $11.04 per common share, and declared a third quarter common stock dividend of $0.34 per share, representing a (6.3)% quarterly economic return on book value. For the first nine months of 2025, generated a (15.6)% total economic return on book value.(1)
•Incurred a comprehensive loss of $(80.2) million, or $(0.77) per weighted average basic common share.
•Entered into a settlement agreement, dated as of August 20, 2025, with the company’s former external manager to resolve all claims alleged in previously disclosed lawsuits between the parties, and recorded litigation settlement expense of $175.1 million, or $1.68 per weighted average basic common share, for the third quarter.(2)
•Excluding the litigation settlement expense, during the quarter the company:
◦Generated a 7.6% quarterly economic return on book value. For the first nine months of 2025, generated a 9.3% total economic return on book value.(1)
◦Generated comprehensive income of $94.9 million, or $0.91 per weighted average basic common share.
•Settled $698.2 million in unpaid principal balance (UPB) of MSR through flow-sale acquisitions and recapture.
•Successfully boarded a new subservicing client, seeded by the sale of approximately $30 billion UPB of MSR on a servicing-retained basis, $19.1 billion of which settled in the quarter.
•As of September 30, 2025, MSR portfolio had a weighted average gross coupon rate of 3.58% and a 60+ day delinquency rate of 0.87%, compared to 0.82% as of June 30, 2025. For the third quarter of 2025, MSR portfolio experienced a 3-month CPR of 6.0%, compared to 5.8% for the second quarter of 2025.
•Funded $49.8 million UPB in loans and brokered an additional $60.1 million UPB in second lien loans.

“Excluding the litigation settlement expense, we had a strong quarter of performance, generating an adjusted total economic return of 7.6%,” said Bill Greenberg, TWO’s President and Chief Executive Officer. “We also significantly increased our subservicing business at RoundPoint, selling a total of $30 billion UPB of MSR on a retained basis to a new subservicing client. We are also encouraged by the robust growth in our direct-to-consumer originations platform and emerging effectiveness of our recapture effort. Looking ahead, we now have a clean slate to capitalize on opportunities in the MSR and RMBS, and to further drive growth in our servicing and originations businesses.”

________________
(1)Economic return on book value is defined as the increase (decrease) in common book value from the beginning to the end of the given period, plus dividends declared to common stockholders in the period, divided by common book value as of the beginning of the period.
(2)The $175.1 million litigation settlement expense recorded for the third quarter is the difference between the $375.0 million cash payment made to pursuant to the settlement agreement with the company’s former external manager, less the related loss contingency accrual recorded in the second quarter of $199.9 million.

“Prospective returns on our core strategy of low rate MSR paired with Agency RMBS remain attractive, despite recent spread tightening,” stated Nick Letica, TWO’s Chief Investment Officer. “Looking ahead, in an environment with diminished interest rate and spread volatility and a high likelihood of further interest rate cuts by the Federal Reserve, we are confident that our portfolio construction of MSR paired with Agency RMBS should generate attractive risk-adjusted returns.”

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the third quarter of 2025 and second quarter of 2025:

Operating Performance (unaudited)
(dollars in thousands, except per common share data)
	Three Months Ended September 30, 2025			Three Months Ended June 30, 2025
Earnings attributable to common stockholders	Earnings	Per weighted average basic common share	Annualized return on average common equity	Earnings	Per weighted average basic common share	Annualized return on average common equity
Comprehensive Loss	$(80,207)	$(0.77)	(26.5)%	$(221,807)	$(2.13)	(64.3)%
GAAP Net Loss	$(141,245)	$(1.36)	(46.6)%	$(272,280)	$(2.62)	(79.0)%
Earnings Available for Distribution(1)	$37,154	$0.36	12.3%	$29,545	$0.28	8.6%

Operating Metrics
Dividend per common share	$0.34			$0.39
Annualized dividend yield(2)	13.8%			14.5%
Book value per common share at period end	$11.04			$12.14
Economic return on book value(3)	(6.3)%			(14.5)%
Operating expenses, excluding non-cash LTIP amortization and certain operating expenses(4)	$38,748			$38,090
Operating expenses, excluding non-cash LTIP amortization and certain operating expenses, as a percentage of average equity(4)	8.5%			7.6%
_______________
(1)Earnings Available for Distribution, or EAD, is a non-GAAP measure. Please see page 11 for a definition of EAD and a reconciliation of GAAP to non-GAAP financial information.
(2)Dividend yield is calculated based on annualizing the dividends declared in the given period, divided by the closing share price as of the end of the period.
(3)Economic return on book value is defined as the increase (decrease) in common book value from the beginning to the end of the given period, plus dividends declared to common stockholders in the period, divided by the common book value as of the beginning of the period.
(4)Excludes non-cash equity compensation expense of $1.5 million for the third quarter of 2025 and $1.9 million for the second quarter of 2025 and certain operating expenses of $4.1 million for the third quarter of 2025 and $2.8 million for the second quarter of 2025. Certain operating expenses predominantly consists of expenses incurred in connection with the company’s litigation with its former external manager.

Portfolio Summary
As of September 30, 2025, the company’s portfolio was comprised of $9.1 billion of Agency RMBS, MSR and other investment securities as well as their associated notional debt hedges. Additionally, the company held $4.4 billion bond equivalent value of net long to-be-announced securities (TBAs).

The following tables summarize the company’s investment portfolio as of September 30, 2025 and June 30, 2025:

Investment Portfolio
(dollars in thousands)

Portfolio Composition	As of September 30, 2025		As of June 30, 2025
	(unaudited)		(unaudited)
Agency RMBS	$6,477,694	71.1%	$8,387,068	73.5%
Mortgage servicing rights(1)	2,626,706	28.9%	3,015,643	26.5%
Other	3,284	—%	3,449	—%
Aggregate Portfolio	9,107,684		11,406,160
Net TBA position(2)	4,384,749		3,025,099
Total Portfolio	$13,492,433		$14,431,259
________________
(1)Based on the prior month-end’s principal balance of the loans underlying the company’s MSR, increased for current month purchases.
(2)Represents bond equivalent value of TBA position. Bond equivalent value is defined as notional amount multiplied by market price. Accounted for as derivative instruments in accordance with GAAP.

Portfolio Metrics Specific to Agency RMBS	As of September 30, 2025	As of June 30, 2025
	(unaudited)	(unaudited)
Weighted average cost basis(1)	$101.68	$101.24
Weighted average experienced three-month CPR	8.0%	8.4%
Gross weighted average coupon rate	6.1%	6.1%
Weighted average loan age (months)	28	27
______________
(1)Weighted average cost basis includes Agency principal and interest RMBS only and utilizes carrying value for weighting purposes.

Portfolio Metrics Specific to MSR(1)	As of September 30, 2025	As of June 30, 2025
(dollars in thousands)	(unaudited)	(unaudited)
Unpaid principal balance	$175,820,641	$198,822,611
Gross coupon rate	3.6%	3.5%
Current loan size	$328	$330
Original FICO(2)	759	760
Original LTV	73%	73%
60+ day delinquencies	0.9%	0.8%
Net servicing fee	25.4 basis points	25.4 basis points

	Three Months Ended September 30, 2025	Three Months Ended June 30, 2025
	(unaudited)	(unaudited)
Fair value losses	$(104,896)	$(35,902)
Servicing income	$155,713	$147,961
Servicing costs	$4,270	$2,322
Change in servicing reserves	$(508)	$64
________________
(1)Metrics exclude residential mortgage loans in securitization trusts for which the company is the named servicing administrator. Portfolio metrics, other than UPB, represent averages weighted by UPB.
(2)FICO represents a mortgage industry accepted credit score of a borrower.

	September 30, 2025		June 30, 2025
Serviced Mortgage Assets	Number of Loans	Unpaid Principal Balance	Number of Loans	Unpaid Principal Balance
(dollars in thousands)	(unaudited)		(unaudited)
Mortgage servicing rights	720,038	$175,820,641	805,261	$198,822,611
Subservicing(1)	135,706	30,203,608	59,361	11,106,331
Servicing administrator(2)	519	278,371	529	286,526
Mortgage loans held-for-sale(3)	41	12,300	32	9,660
Other assets	—	—	1	50
Total serviced mortgage assets	856,304	$206,314,920	865,184	$210,225,178
________________
(1)Off-balance sheet mortgage loans owned by third parties and subserviced by the company.
(2)Off-balance sheet mortgage loans owned by third parties for which the company acts as servicing administrator (subserviced by appropriately licensed third-party subservicers).
(3)Originated or purchased mortgage loans held-for-sale at period-end.

Other Investments and Risk Management Metrics	As of September 30, 2025	As of June 30, 2025
(dollars in thousands)	(unaudited)	(unaudited)
Net long TBA notional(1)	$4,407,629	$3,040,382
Futures notional	$(5,048,200)	$(3,398,092)
Interest rate swaps notional	$24,881,904	$19,526,559
________________
(1)Accounted for as derivative instruments in accordance with GAAP.
Financing Summary
The following tables summarize the company’s financing metrics and outstanding repurchase agreements, revolving credit facilities, warehouse lines of credit, senior notes and convertible senior notes as of September 30, 2025 and June 30, 2025:

September 30, 2025	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)
Repurchase agreements collateralized by securities	$6,363,146	4.29%	2.90	16
Repurchase agreements collateralized by MSR	738,000	7.35%	9.40	3
Repurchase agreements collateralized by mortgage loans	3,504	6.28%	2.83	1
Total repurchase agreements	7,104,650	4.61%	3.58	18
Revolving credit facilities collateralized by MSR and related servicing advance obligations	945,371	7.23%	17.03	3
Warehouse lines of credit collateralized by mortgage loans	8,452	6.38%	2.70	1
Unsecured senior notes	110,866	9.38%	58.52	n/a
Unsecured convertible senior notes	261,370	6.25%	3.52	n/a
Total borrowings	$8,430,709

June 30, 2025	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)
Repurchase agreements collateralized by securities	$7,992,622	4.48%	1.96	18
Repurchase agreements collateralized by MSR	790,000	7.39%	10.54	3
Total repurchase agreements	8,782,622	4.74%	2.73	19
Revolving credit facilities collateralized by MSR and related servicing advance obligations	1,011,871	7.36%	19.96	3
Warehouse lines of credit collateralized by mortgage loans	9,275	6.31%	2.47	1
Unsecured senior notes	110,867	9.38%	61.55	n/a
Unsecured convertible senior notes	260,944	6.25%	6.54	n/a
Total borrowings	$10,175,579

Borrowings by Collateral Type	As of September 30, 2025		As of June 30, 2025
(dollars in thousands)	(unaudited)		(unaudited)
Agency RMBS	$6,363,146		$7,992,427
Mortgage servicing rights and related servicing advance obligations	1,683,371		1,801,871
Other - secured	11,956		9,470
Other - unsecured(1)	372,236		371,811
Total	8,430,709		10,175,579
TBA cost basis	4,391,419		3,009,819
Net payable (receivable) for unsettled RMBS	(133,405)		108,474
Total, including TBAs and net payable (receivable) for unsettled RMBS	$12,688,723		$13,293,872

Debt-to-equity ratio at period-end(2)	4.8	:1.0	5.4	:1.0
Economic debt-to-equity ratio at period-end(3)	7.2	:1.0	7.0	:1.0

Cost of Financing by Collateral Type(4)	Three Months Ended September 30, 2025		Three Months Ended June 30, 2025
	(unaudited)		(unaudited)
Agency RMBS	4.55%		4.54%
Mortgage servicing rights and related servicing advance obligations(5)	7.90%		7.87%
Other - secured	6.91%		6.68%
Other - unsecured(1)(5)	7.96%		7.44%
Annualized cost of financing	5.38%		5.18%
Interest rate swaps(6)	(0.24)%		(0.20)%
U.S. Treasury futures(7)	(0.15)%		(0.10)%
TBAs(8)	2.39%		2.65%
Annualized cost of financing, including swaps, U.S. Treasury futures and TBAs	3.94%		4.43%
____________________
(1)Unsecured borrowings under senior notes and convertible senior notes.
(2)Defined as total borrowings to fund Agency and non-Agency investment securities, MSR and related servicing advances and mortgage loans held-for-sale, divided by total equity.
(3)Defined as total borrowings to fund Agency and non-Agency investment securities, MSR and related servicing advances and mortgage loans held-for-sale, plus the implied debt on net TBA cost basis and net payable (receivable) for unsettled RMBS, divided by total equity.
(4)Excludes any repurchase agreements collateralized by U.S. Treasuries.
(5)Includes amortization of debt issuance costs.
(6)The cost of financing on interest rate swaps held to mitigate interest rate risk associated with the company’s outstanding borrowings includes interest spread income/expense and amortization of upfront payments made or received upon entering into interest rate swap agreements and is calculated using average borrowings balance as the denominator.
(7)The cost of financing on U.S. Treasury futures held to mitigate interest rate risk associated with the company’s outstanding borrowings is calculated using average borrowings balance as the denominator. U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements.
(8)The implied financing benefit/cost of dollar roll income on TBAs is calculated using the average cost basis of TBAs as the denominator. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. TBAs are accounted for as derivative instruments in accordance with GAAP.

Conference Call
TWO will host a conference call on October 28, 2025 at 9:00 a.m. ET to discuss its third quarter 2025 financial results and related information. To participate in the teleconference, please call toll-free (800) 330-6710 approximately 10 minutes prior to the above start time and provide the Conference Code 2449958. The conference call will also be webcast live and accessible online in the News & Events section of the company’s website at www.twoinv.com. For those unable to attend, a replay of the webcast will be available on the company’s website approximately four hours after the live call ends.

About TWO
Two Harbors Investment Corp., or TWO, a Maryland corporation, is a real estate investment trust that invests in mortgage servicing rights, residential mortgage-backed securities, and other financial assets. TWO is headquartered in St. Louis Park, MN.

Forward-Looking Statements
This release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2024, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our ability to manage various operational risks and costs associated with our business, including the risks associated with operating a mortgage loan servicer and originator; interruptions in or impairments to our communications and information technology systems; our ability to acquire MSR and to maintain our MSR portfolio; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. TWO does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in TWO’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning TWO or matters attributable to TWO or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as earnings available for distribution and related per basic common share measures. The non-GAAP financial measures presented by the company provide supplemental information to assist investors in analyzing the company’s results of operations and help facilitate comparisons to industry peers. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 11 of this release.

Additional Information
Stockholders of TWO and other interested persons may find additional information regarding the company at www.twoinv.com, at the Securities and Exchange Commission’s internet site at www.sec.gov or by directing requests to: TWO, Attn: Investor Relations, 1601 Utica Avenue South, Suite 900, St. Louis Park, MN, 55416, (612) 453-4100.

Contact
Margaret Karr, Head of Investor Relations, TWO, (612)-453-4080, Margaret.Karr@twoinv.com

# # #

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
	September 30, 2025	December 31, 2024
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (amortized cost $6,403,114 and $7,697,027, respectively; allowance for credit losses $1,854 and $2,866, respectively)	$6,348,157	$7,371,711
Mortgage servicing rights, at fair value	2,626,706	2,994,271
Mortgage loans held-for-sale, at fair value	12,635	2,334
Cash and cash equivalents	770,533	504,613
Restricted cash	116,388	313,028
Accrued interest receivable	28,325	33,331
Due from counterparties	505,353	386,464
Derivative assets, at fair value	135,431	10,114
Reverse repurchase agreements	158,135	355,975
Other assets	164,744	232,478
Total Assets	$10,866,407	$12,204,319
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$7,104,650	$7,805,057
Revolving credit facilities	945,371	1,020,171
Warehouse lines of credit	8,452	2,032
Senior notes	110,866	—
Convertible senior notes	261,370	260,229
Derivative liabilities, at fair value	7,720	24,897
Due to counterparties	390,599	648,643
Dividends payable	49,030	58,725
Accrued interest payable	45,226	85,994
Other liabilities	171,406	176,062
Total Liabilities	9,094,690	10,081,810
Stockholders’ Equity:
Preferred stock, par value $0.01 per share; 100,000,000 shares authorized and 24,870,817 shares issued and outstanding ($621,770 liquidation preference)	601,467	601,467
Common stock, par value $0.01 per share; 175,000,000 shares authorized and 104,155,818 and 103,680,321 shares issued and outstanding, respectively	1,041	1,037
Additional paid-in capital	5,946,814	5,936,609
Accumulated other comprehensive loss	(51,841)	(320,524)
Cumulative earnings	1,182,768	1,648,785
Cumulative distributions to stockholders	(5,908,532)	(5,744,865)
Total Stockholders’ Equity	1,771,717	2,122,509
Total Liabilities and Stockholders’ Equity	$10,866,407	$12,204,319

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(dollars in thousands, except per share amounts)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
	(unaudited)		(unaudited)
Net interest expense:
Interest income	$93,615	$112,642	$322,079	$346,378
Interest expense	117,120	154,931	385,535	469,138
Net interest expense	(23,505)	(42,289)	(63,456)	(122,760)
Net servicing income:
Servicing income	166,448	171,732	481,661	514,080
Servicing costs	3,762	3,900	9,345	15,494
Net servicing income	162,686	167,832	472,316	498,586
Other income (loss):
(Loss) gain on investment securities	(16,187)	1,383	(81,746)	(32,029)
Loss on servicing asset	(104,896)	(133,349)	(177,019)	(145,194)
Gain (loss) on interest rate swap and swaption agreements	4,302	(172,263)	(147,436)	(51,741)
Gain (loss) on other derivative instruments	64,596	(32,722)	34,787	14,127
Gain on mortgage loans held-for-sale	1,596	927	3,148	924
Other income	4,114	123	5,913	349
Total other loss	(46,475)	(335,901)	(362,353)	(213,564)
Expenses:
Compensation and benefits	21,307	20,180	69,365	67,953
Other operating expenses	23,051	18,405	64,863	57,156
Litigation settlement expense	175,065	—	375,000	—
Total expenses	219,423	38,585	509,228	125,109
(Loss) income before income taxes	(126,717)	(248,943)	(462,721)	37,153
Provision for (benefit from) income taxes	1,204	(10,458)	3,296	15,714
Net (loss) income	(127,921)	(238,485)	(466,017)	21,439
Dividends on preferred stock	(13,324)	(11,784)	(39,749)	(35,352)
Gain on repurchase and retirement of preferred stock	—	—	—	644
Net loss attributable to common stockholders	$(141,245)	$(250,269)	$(505,766)	$(13,269)
Basic loss per weighted average common share	$(1.36)	$(2.42)	$(4.87)	$(0.14)
Diluted loss per weighted average common share	$(1.36)	$(2.42)	$(4.87)	$(0.14)
Comprehensive (loss) income:
Net (loss) income	$(127,921)	$(238,485)	$(466,017)	$21,439
Other comprehensive income:
Unrealized gain on available-for-sale securities	61,038	269,621	268,683	122,470
Other comprehensive income	61,038	269,621	268,683	122,470
Comprehensive (loss) income	(66,883)	31,136	(197,334)	143,909
Dividends on preferred stock	(13,324)	(11,784)	(39,749)	(35,352)
Gain on repurchase and retirement of preferred stock	—	—	—	644
Comprehensive (loss) income attributable to common stockholders	$(80,207)	$19,352	$(237,083)	$109,201

TWO HARBORS INVESTMENT CORP.
INTEREST INCOME AND INTEREST EXPENSE
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$83,763	$101,067	$293,023	$300,883
Mortgage loans held-for-sale	125	25	323	29
Other	9,727	11,550	28,733	45,466
Total interest income	93,615	112,642	322,079	346,378
Interest expense:
Repurchase agreements	89,891	123,552	307,257	355,982
Revolving credit facilities	19,142	26,873	59,611	87,026
Warehouse lines of credit	111	11	295	11
Term notes payable	—	—	—	12,426
Senior notes	2,884	—	4,380	—
Convertible senior notes	4,517	4,495	13,417	13,693
Other	575	—	575	—
Total interest expense	117,120	154,931	385,535	469,138
Net interest expense	$(23,505)	$(42,289)	$(63,456)	$(122,760)

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	September 30, 2025	June 30, 2025
	(unaudited)	(unaudited)
Reconciliation of comprehensive loss to Earnings Available for Distribution:
Comprehensive loss attributable to common stockholders	$(80,207)	$(221,807)
Adjustment for other comprehensive income attributable to common stockholders:
Unrealized gain on available-for-sale securities	(61,038)	(50,473)
Net loss attributable to common stockholders	$(141,245)	$(272,280)
Adjustments to exclude reported realized and unrealized (gains) losses:
Realized loss on securities	16,012	32,599
Unrealized loss on securities	266	347
Reversal of provision for credit losses	(91)	(116)
Realized and unrealized loss on mortgage servicing rights	104,896	35,902
Realized loss on termination or expiration of interest rate swaps and swaptions	701	30,298
Unrealized loss on interest rate swaps and swaptions	3,124	29,034
Realized and unrealized (gain) loss on other derivative instruments	(59,517)	32,606
Other gains	(2,304)	—
Other adjustments:
MSR amortization(1)	(78,902)	(73,983)
TBA dollar roll income (losses)(2)	10,371	6,181
U.S. Treasury futures income(3)	5,006	3,358
Change in servicing reserves	(508)	64
Non-cash equity compensation expense	1,544	1,932
Certain operating expenses(4)	4,066	2,754
Litigation settlement expense	175,065	199,935
Net (benefit from) provision for income taxes on non-EAD	(1,330)	914
Earnings available for distribution to common stockholders(5)	$37,154	$29,545
Weighted average basic common shares	104,144,560	104,084,326
Earnings available for distribution to common stockholders per weighted average basic common share	$0.36	$0.28
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(1)MSR amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio, which is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.
(2)TBA dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements.
(3)U..S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements.
(4)Certain operating expenses predominantly consists of expenses incurred in connection with the company’s litigation with its former external manager.
(5)EAD is a non-GAAP measure that we define as comprehensive loss attributable to common stockholders, excluding realized and unrealized gains and losses on the aggregate investment portfolio, gains and losses on repurchases of preferred stock, provision for (reversal of) credit losses, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to restricted common stock, certain operating expenses and litigation settlement expense. As defined, EAD includes net interest income, accrual and settlement of interest on derivatives, dollar roll income on TBAs, U.S. Treasury futures income, servicing income, net of estimated amortization on MSR and certain cash related operating expenses. EAD provides supplemental information to assist investors in analyzing the company’s results of operations and helps facilitate comparisons to industry peers. EAD is one of several measures our board of directors considers to determine the amount of dividends to declare on our common stock and should not be considered an indication of our taxable income or as a proxy for the amount of dividends we may declare.

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Third Quarter 2025 Financial Highlights

Book Value per Share $11.04	Comprehensive Loss per Share $(0.77)	Economic Return on Book Value[(1)] (6.3)%
	Litigation Settlement Expense per Share[(2)] $(1.68)	Economic Return on Book Value, Excluding Litigation Settlement Expense[(1)(2)] 7.6%
Common Stock Dividend $0.34	Investment Portfolio[(3)] $13.5b	Quarter-End Economic Debt-to-Equity[(4)] 7.2x

1. Economic return on book value is defined as the increase (decrease) in common book value from the beginning to the end of the given period, plus dividends declared to common stockholders in the period, divided by common book value as of the beginning of the period.
2. Reported metrics that exclude the company's "litigation settlement expense" eliminate the impact of the litigation settlement expense of $175.1 million, or $1.68 per weighted average basic common share, recorded for the quarter ended September 30, 2025 related to the settlement agreement with the company's former external manager. The $175.1 million litigation settlement expense recorded for the third quarter is the difference between the $375.0 million cash payment made to the company's former external manager, less the related loss contingency accrual recorded in the second quarter of $199.9 million.
3. Includes $9.1 billion in settled positions and $4.4 billion net TBA position, which represents the bond equivalent value of the company's TBA position. Bond equivalent value is defined as notional amount multiplied by market price. TBA contracts accounted for as derivative instruments in accordance with GAAP.
4. Economic debt-to-equity is defined as total borrowings to fund Agency and non-Agency investment securities, MSR and related servicing advances and mortgage loans held-for-sale, plus the implied debt on net TBA cost basis and net payable (receivable) for unsettled RMBS, divided by total equity.